                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by reference in the  Supplement to the Prospectus  constituting  part of this  Post-Effective
Amendment No. 8 to the Registration  Statement on Form S-3 (No.  333-02867) of our reports,  each dated February 27, 2004,  relating to the financial statements of American Skandia Life Assurance  Corporation  ("American Skandia") as of December 31, 2003 and for the four months ended April 30, 2003 and the eight months ended  December 31,  2003,  which  reports are included in American  Skandia's  Annual
Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004